EXHIBIT 23.1 Consent of Robert Early & Company, P.C.






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-72958 regarding the Stock Compensation Plan of KleenAir Systems, Inc. of our report on review of the September 30, 2002 quarterly financial statements dated November 11, 2002 which is included in the quarterly report on Form 10-QSB of KleenAir Systems, Inc. for the quarter ended September 30, 2002.



/s/ ROBERT EARLY & COMPANY, P.C.
Abilene, Texas

November 12, 2002















                                EXHIBIT 23.1